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                       SEWARD & KISSEL LLP
                     ONE BATTERY PARK PLAZA
                      NEW YORK, N.Y. 10004

                    TELEPHONE: (212) 574-1200
                    FACSIMILE: (212) 480-8421
                         www.sewkis.com


                                            August 26, 1999



Alliance Institutional Reserves, Inc.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

         We hereby consent to the use and incorporation by reference into this Post-Effective Amendment No. 17 of our opinion dated June 26, 1998, which is included as Exhibit (i)(1) to Post-Effective Amendment No. 15 to your Registration Statement on Form N-1A as filed with the Securities and Exchange Commission on June 26, 1998, and to the reference to our firm under the caption "General Information--Legal Matters" in the Statements of Additional Information included in this Amendment No. 17.

                                  Very truly yours,

                                  /s/ Seward & Kissel LLP